Distribution Agreement – Schedules – CFVST II

Schedule I

As of July 1, 2019

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio – Commodity Strategy Fund

Columbia Variable Portfolio – Core Equity Fund

Columbia Variable Portfolio – Disciplined Core Fund

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Emerging Markets Bond Fund

Columbia Variable Portfolio – Emerging Markets Fund

Columbia Variable Portfolio – Global Strategic Income Fund

Columbia Variable Portfolio – Government Money Market Fund

Columbia Variable Portfolio – High Yield Bond Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Intermediate Bond Fund

Columbia Variable Portfolio – Large Cap Growth Fund

Columbia Variable Portfolio – Large Cap Index Fund

Columbia Variable Portfolio – Limited Duration Credit Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Overseas Core Fund

Columbia Variable Portfolio – Select Large Cap Equity Fund

Columbia Variable Portfolio – Select Large Cap Value Fund

Columbia Variable Portfolio – Select Mid Cap Value Fund

Columbia Variable Portfolio – Select Small Cap Value Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Columbia Variable Portfolio – U.S. Equities Fund

Columbia Variable Portfolio – U.S. Government Mortgage Fund

CTIVP® – American Century Diversified Bond Fund

CTIVP® – AQR International Core Equity Fund

CTIVP® – BlackRock Global Inflation-Protected Securities Fund

CTIVP® – CenterSquare Real Estate Fund

CTIVP® – DFA International Value Fund

CTIVP® – Loomis Sayles Growth Fund

CTIVP® – Los Angeles Capital Large Cap Growth Fund

CTIVP® – MFS® Value Fund

CTIVP® – Morgan Stanley Advantage Fund

CTIVP® – T. Rowe Price Large Cap Value Fund

CTIVP® – TCW Core Plus Bond Fund

CTIVP® – Victory Sycamore Established Value Fund

CTIVP® – Wells Fargo Short Duration Government Fund

CTIVP® – Westfield Mid Cap Growth Fund

CTIVP® – William Blair International Leaders Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – Columbia Wanger International Equities Fund

Variable Portfolio – Conservative Portfolio

Variable Portfolio – Managed Volatility Moderate Growth Fund

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Partners Core Bond Fund

Variable Portfolio – Partners Core Equity Fund

Variable Portfolio – Partners Small Cap Growth Fund

Variable Portfolio – Partners Small Cap Value Fund

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Distribution Agreement – Schedules – CFVST II

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule I as of June 19, 2019.

COLUMBIA FUNDS VARIABLE SERIES TRUST II on behalf of its respective Funds, if any

By: /s/ Christopher O. Petersen

Name: Christopher O. Petersen

Title: President

COLUMBIA MANAGEMENT INVESTMENT

DISTRIBUTORS, INC.

By:	/s/ Daniel J. Beckman
Name:	Daniel J. Beckman
Title:	Vice President and Head of U.S. Retail Product

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Distribution Agreement – Schedules – CFVST II

SCHEDULE II

COMPENSATION

COMPENSATION TO DISTRIBUTOR. In connection with the distribution of Shares, Distributor will be entitled to receive payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Fund and Distributor or any particular class of shares of a Fund ("12b-1 Plan").

Approved: Sept. 7, 2010

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